Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-203384 on Form S-8 of our report dated March 15, 2016, relating to the financial statements of Check-Cap Ltd. (the “Company”)  appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2015.

/s/Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 15, 2016